UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2007
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware (State or other jurisdiction of incorporation)	1-11961 (Commission File Number)	76-0423828 (IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On August 27, 2007, Carriage Services, Inc. (the “Company”) entered into an employment agreement dated August 7, 2007 (“Agreement”) with Melvin C. Payne, its President and Chief Executive Officer for a term until August 6, 2010 (subject to earlier termination or extension), and shall automatically be renewed on an annual basis thereafter, unless terminated by either party upon sixty days written notice prior to the end of the term then in effect.
     The Agreement provides that Mr. Payne will receive a base annual salary of not less than $500,000. Upon signing the Agreement, Mr. Payne was granted an award of 100,000 shares of restricted stock that shall vest in four equal annual installments, subject to continued employment over the four years following the date of grant. In addition, Mr. Payne shall be entitled to consideration for an annual performance-based bonus, the target amount of which is 75% of the base annual salary with a potential maximum amount equal to 150% of the base annual salary and a minimum amount of zero based on the achievement of quantitative and qualitative metrics determined at the discretion of the Compensation Committee of the Board of Directors. Mr. Payne shall be eligible for awards of restricted stock and other long-term incentive-based compensation under the terms of the Company’s 2006 Long Term Incentive Plan and as approved by the Compensation Committee of the Board of Directors. Also, effective as of January 1, 2007, Mr. Payne is entitled to reimbursement of premiums on non-Company sponsored disability and life insurance policies up to $25,000 annually.
     Pursuant to the Agreement, the Company may discharge Mr. Payne without cause and terminate the Agreement. In such case, the Company shall continue to pay (1) his base pay for a period of 36 months, (2) fifty percent of the annual target bonus for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for a period of up to 36 months.
     If following a change in control Mr. Payne voluntarily terminates his employment for Good Reason (as defined in the Agreements) or he is discharged without cause, in either case, within 24 months following the change in control, then the Agreement shall automatically terminate and the Company shall pay (1) a lump sum payment equal to three times Mr. Payne’s base annual salary, (2) fifty percent of the annual target bonus for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for up to 36 months.
     The foregoing is a summary of certain terms and conditions of the Agreement and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.
     The exhibit is listed in the Exhibit Index set forth on the following page of this Current Report.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: September 5, 2007	By:	/s/ Terry E. Sanford
Terry E. Sanford
Senior Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description

10.1	Employment Agreement dated August 7, 2007 between Carriage Services, Inc. and Melvin C. Payne